As filed with the Securities and Exchange Commission on August 15, 2002.
                                              Registration No. 333-_____________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------
                                   3M COMPANY
             (Exact name of Registrant as specified in its charter)

     Delaware                                                   41-0417775
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                              Identification No.)
                                    3M Center
                            St. Paul, Minnesota 55144
                                 (651) 733-2204
          (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
                               ------------------
                                 Gregg M. Larson
                     Assistant General Counsel and Secretary
                                   3M Company
                                    3M Center
                            St. Paul, Minnesota 55144
                                 (651) 733-2204
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                               ------------------

         Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.[ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.[X]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]_______________

         If this form is a post-effective amendment filed pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]_______________

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[ ]
                               ------------------
                         CALCULATION OF REGISTRATION FEE

============================ ============================= ======================= ======================== =====================

    Title of Each Class            Number of shares               Proposed                Proposed               Amount of
       of Securities                    To be                     Maximum                  Maximum              Registration
     to be Registered                 Registered               Offering Price             Aggregate                 Fee
                                                                Per Share (1)         Offering Price (1)
---------------------------- ----------------------------- ----------------------- ------------------------ ---------------------
Common Stock, par value of             277,800                   $124.1750               $34,495,815               $3,174
      $0.01 per share
============================ ============================= ======================= ======================== =====================

(1) Estimated in accordance with Rule 457 solely for the purposes of calculating the registration fee, based on the average of the high and low sales prices for the common stock reported on the New York Stock Exchange on August 8, 2002.
================================================================================

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(A), MAY DETERMINE.

         INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO THE REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                  SUBJECT TO COMPLETION, DATED AUGUST 15, 2002


                                   3M COMPANY
                                 277,800 SHARES
                                  COMMON STOCK

         This prospectus relates to the public offering, which is not being underwritten, of 277,800 shares of our common stock, par value $0.01 per share. Selling stockholders named in this document together with any of their pledgees, donees, transferees or other successors in interest that receive such shares as a gift, partnership distribution or other non-sale related transfer are collectively known as the selling stockholders. Selling stockholders may offer the shares from time to time.

         The prices at which such selling stockholders may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions. We will not receive any of the proceeds from the sale of the shares.

         We originally issued the shares in connection with an Asset Purchase Agreement between Emulsion Technologies, Inc., an Ohio corporation, and us, dated June 14, 2002. We issued the shares pursuant to an exemption from the registration requirements of the Securities Act of 1933 (the "Securities Act"), provided under its Section 4(2). We are registering the shares pursuant to the Asset Purchase Agreement.

         Our common stock is listed on the New York, Chicago, Pacific and Swiss stock exchanges under the symbol "MMM." On August 8, 2002, the average of the high and low price for the common stock on the New York Stock Exchange was $124.1750.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ----------------------

                 The date of this prospectus is August __, 2002.

                                TABLE OF CONTENTS

--------------------------------------------------------------------------------
                                                                     Page
--------------------------------------------------------------------------------
The Company                                                            3
--------------------------------------------------------------------------------
Risk Factors                                                           4
--------------------------------------------------------------------------------
Where You Can Find Additional Information                              5
--------------------------------------------------------------------------------
Use of Proceeds                                                        7
--------------------------------------------------------------------------------
Plan of Distribution                                                   7
--------------------------------------------------------------------------------
Selling Stockholders                                                   9
--------------------------------------------------------------------------------
Legal Matters                                                          9
--------------------------------------------------------------------------------
Experts                                                                9
--------------------------------------------------------------------------------

         YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND IN ANY ACCOMPANYING PROSPECTUS SUPPLEMENT. NO ONE HAS BEEN AUTHORIZED TO PROVIDE YOU WITH DIFFERENT INFORMATION.

         YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAT THE DATE ON THE FRONT OF THE DOCUMENTS.

         THE SHARES OF COMMON STOCK ARE NOT BEING OFFERED IN ANY JURISDICTION WHERE THE OFFER IS NOT PERMITTED.

                                   THE COMPANY

         3M was incorporated in 1929 under the laws of the State of Delaware to continue operations, begun in 1902, of a Minnesota corporation of the same name. 3M's principal executive offices are located at 3M Center, St. Paul, Minnesota 55144 (telephone: 651-733-1110).

         3M is an integrated enterprise characterized by substantial intercompany cooperation in research, manufacturing and marketing of products. 3M's business has developed from its research and technology in coating and bonding for coated abrasives, the company's original product. Coating and bonding is the process of applying one material to another, such as abrasive granules to paper or cloth (coated abrasives), adhesives to a backing (pressure-sensitive tapes), ceramic coating to granular mineral (roofing granules), glass beads to plastic backing (reflective sheeting), and low-tack adhesives to paper (repositionable notes).

         3M is among the leading manufacturers of products for many of the markets it serves. In all cases, 3M products are subject to direct or indirect competition. Most 3M products involve expertise in product development, manufacturing and marketing, and are subject to competition from products manufactured and sold by other technically oriented companies.

         Our strategic business units have been aggregated into six reportable segments: Industrial Markets, Health Care Markets, Transportation, Graphics and Safety Markets, Consumer and Office Markets, Electro and Communications Markets and Specialty Material Markets. These segments bring together common or related 3M technologies, enhancing the development of innovative products and services and providing for efficient sharing of business resources. These segments have worldwide responsibility for virtually all 3M product lines. A few miscellaneous businesses and staff-sponsored products, as well as various corporate assets and corporate overhead expenses, are not assigned to the segments.

                                  RISK FACTORS

         An investment in our common stock involves a number of risks, some of which could be substantial and are inherent in our businesses. You should consider the following factors carefully before deciding to purchase shares of our common stock. Additional risks not presently known to 3M or that 3M currently deems immaterial may also impair 3M's business operations. Actual future results and trends may differ materially from historical results or those anticipated depending on a variety of factors, including, but not limited to, the following:

         3M'S BUSINESS MAY BE AFFECTED BY THE EFFECTS OF, AND CHANGES IN, WORLDWIDE ECONOMIC CONDITIONS - 3M operates in more than 60 countries and derives more than half of its revenues from sales outside the United States. 3M's business may be affected by factors in other countries that are beyond its control, such as downturns in economic activity in a specific country or region; social, political or labor conditions in a specific country or region; or potential adverse foreign tax consequences.

         FOREIGN CURRENCY EXCHANGE RATES AND FLUCTUATIONS IN THOSE RATES MAY AFFECT 3M'S ABILITY TO REALIZE PROJECTED GROWTH RATES IN ITS SALES AND NET EARNINGS AND ITS RESULTS OF OPERATIONS. - Because 3M derives more than half of its revenues from sales outside the United States, 3M's ability to realize projected growth rates in its sales and net earnings and its results of operations could be adversely affected if the United States dollar strengthens significantly against foreign currencies.

         3M'S GROWTH OBJECTIVES ARE LARGELY DEPENDENT ON THE TIMING AND MARKET ACCEPTANCE OF ITS NEW PRODUCT OFFERINGS.- 3M's growth objectives are largely dependent on its ability to renew its pipeline of new products and to bring those products to market. This ability may be adversely affected by difficulties or delays in product development, such as the inability to:

       o      identify viable new products;

       o successfully complete clinical trials and obtain regulatory approvals;

       o      obtain adequate intellectual property protection; or

       o      gain market acceptance of new products.

         3M'S FUTURE RESULTS ARE SUBJECT TO FLUCTUATIONS IN THE COSTS OF PURCHASED COMPONENTS AND MATERIALS DUE TO MARKET DEMAND, CURRENCY EXCHANGE RISKS, SHORTAGES AND OTHER FACTORS. - 3M depends on various components and materials for the manufacturing of its products. Although 3M has not experienced any difficulty in obtaining components and materials, it is possible that any of its supplier relationships could be terminated in the future. Any sustained interruption in 3M's receipt of adequate supplies could have a material adverse effect on it. In addition, while 3M has a process to minimize volatility in component and material pricing, no assurance can be given that 3M will be able to successfully manage price fluctuations due to market demand, currency risks, or shortages or that future price fluctuations will not have a material adverse effect on it.

         3M'S ACQUISITIONS, DIVESTITURES AND STRATEGIC ALLIANCES MAY NOT BE BENEFICIAL TO 3M. - As part of 3M's strategy for growth, it has made and may continue to make acquisitions, divestitures and strategic alliances. However, there can be no assurance that any of these will be completed or beneficial to 3M.

         3M IS THE SUBJECT OF VARIOUS LEGAL PROCEEDINGS. - The current estimates of the potential impact on 3M's consolidated financial position, results of operations and cash flows for its legal proceedings are predictions made by 3M about the future and should be considered forward-looking statements. These estimates could change in the future. 3M and some of its subsidiaries are named as defendants in a number of actions, governmental proceedings and claims, including environmental proceedings and products liability claims involving products now or formerly manufactured and sold by 3M.

         As for products liability claims, as reported in its Annual Report on Form 10-K for the year ended December 31, 2001, 3M and various other companies have been named as defendants in a number of claims and lawsuits the vast majority of which purportedly relate to the alleged use of company's mask and respirator products and seek damages from the company and other defendants for alleged personal injury from occupational exposure to asbestos or, less frequently, silica found in products manufactured by other defendants. The remaining lawsuits and claims generally allege personal injury from occupational exposure to asbestos from unspecified products claimed to have been manufactured by the company or other defendants and/or from specialty products containing asbestos manufactured by the company and/or other defendants many years ago. In some actions, the claimants seek damages as well as other relief, which, if granted, would require substantial expenditures. 3M has accrued various liabilities, which represent reasonable estimates of its probable liabilities for these matters. 3M also has recorded receivables for the probable amount of insurance recoverable with respect to these matters.

         For a more detailed discussion of legal proceedings involving 3M, see the discussion of "Legal Proceedings" in Part II, Item 1 of 3M's Quarterly Report on Form 10-Q for the period ended June 30, 2002, which is incorporated by reference into this prospectus.


                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

         3M files reports, proxy statements and other information with the SEC under the Exchange Act. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may read and copy this information at the following locations of the SEC:

Public Reference Room   Northeast Regional Office  Chicago Regional Office
450 Fifth Street, N.W.  233 Broadway               Citicorp Center
Room 1024               New York, New York 10279   500 West Madison Street
Washington, D.C. 20549                             Suite 1400
                                                   Chicago, Illinois 60661-2511

         You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. The SEC also maintains an Internet World Wide Web site that contains reports, proxy statements and other information about issuers, including 3M, who file electronically with the SEC. The address of that site is http://www.sec.gov. You can also inspect reports, proxy statements and other information about 3M at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

         The SEC allows 3M to "incorporate by reference" information into this prospectus. This means that 3M can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information that is included directly in this prospectus.

         This prospectus incorporates by reference the documents listed below that 3M has previously filed with the SEC. These documents contain important information about 3M and its finances. Some of these filings have been amended by later filings, which are also listed below.

3M COMMISSION FILINGS (FILE NO. 1-3285)           DATE/PERIOD
---------------------------------------           -----------

    Description of 3M's common stock              Dated July 31, 2000, as
    contained in 3M's Registration Statement      amended on August 18, 2000
    on Form S-3

    Annual Report on Form 10-K                    Year ended December 31, 2001

    Quarterly Reports on Form 10-Q                Quarters ended March 31, 2002
                                                  and June 30, 2002

    Current Reports on Form 8-K                   Dated March 5, 2002 and
                                                  April 9, 2002

         3M incorporates by reference any additional documents that it may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, between the date of this prospectus and the date our offering is completed. These documents include periodic reports, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

         You can obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC's web site at the address provided above. Documents incorporated by reference are also available from 3M without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference as an exhibit in this proxy statement/prospectus. You can obtain these documents by requesting them in writing or by telephone from 3M at the following addresses:

                                   3M Company
                                    3M Center
                            St. Paul, Minnesota 55144
                          Attention: Investor Relations
                        Telephone number: (651) 733-8206

         If you request any incorporated documents from 3M, they will be mailed to you by first class mail, or another equally prompt means, within one business day after receipt of your request.

                                 USE OF PROCEEDS

         All net proceeds from the sale of the common stock covered by this prospectus will go to the selling stockholders who offer and sell their shares. We will not receive any proceeds from the sale of the common stock by the selling stockholders.

                              PLAN OF DISTRIBUTION

         3M is registering 277,800 shares of our common stock (the "Shares") on behalf of the selling stockholders who may sell the Shares from time to time. The selling stockholders will act independently of 3M in making decisions with respect to the timing, manner and size of each sale. The sales may be made on one or more exchanges or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The selling stockholders may effect such transactions by selling the Shares to or through broker-dealers. The Shares may be sold by one or more of, or a combination of, the following:

       o a block trade in which a broker-dealer will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction,

       o purchases by a broker-dealer as principal and resale by such broker-dealer for its account,

       o ordinary brokerage transactions and transactions in which the broker solicits purchasers, and

         When selling the Shares, the selling stockholders may enter into hedging transactions. For example, the selling stockholders may:

       o enter into transactions involving short sales of the Shares by broker-dealers;

       o sell Shares short themselves and deliver the Shares registered hereby to settle such short sales or to close out stock loans incurred in connection with their short positions;

       o enter into option or other types of transactions that require the selling stockholder to deliver Shares to a broker-dealer or other person, who will then resell or transfer the Shares under this prospectus; or

       o loan or pledge the Shares to a broker-dealer or other person, who may sell the loaned shares or, in the event of default, sell the pledged shares.

         The selling stockholders may negotiate and pay broker-dealers or other persons commissions, discounts or concessions for their services. Broker-dealers or other persons engaged by the selling shareholders may allow other broker-dealers or other persons to participate in resales. However, the selling stockholders and any broker-dealers or such other persons involved in the sale or resale of the Shares may qualify as "underwriters" within the meaning of the
Section 2(a)(11) of the Securities Act. In addition, the broker-dealers' or their affiliates' commissions, discounts or concessions may qualify as underwriters' compensation under the Securities Act. If the selling stockholders qualify as "underwriters," they will be subject to the prospectus delivery requirements of Section 5(b)(2) of the Securities Act.

         In addition to selling their Shares under this prospectus, the selling stockholders may:

       o agree to indemnify any broker-dealer or agent against certain liabilities related to the selling of the Shares, including liabilities arising under the Securities Act;

       o transfer their Shares in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer; or

       o sell their Shares under Rule 144 of the Securities Act rather than under this prospectus, if the transaction meets the requirements of Rule 144.

         The selling stockholders have advised 3M that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of the Shares and that there is no underwriter or coordinating broker acting in connection with the proposed sale of Shares by selling stockholders.

         The Shares may be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states the Shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

         Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Shares may not simultaneously engage in market making activities with respect to our common stock for a period of one business day prior to the commencement of such distribution. In addition, each selling stockholder will be subject to applicable provisions of the Exchange Act and the associated rules and regulations under the Exchange Act, including Regulation M, which provisions may limit the timing of purchases and sales of Shares by the selling stockholders. 3M will make copies of this prospectus available to the selling stockholders and has informed them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the Shares.

         Additional information related to the selling stockholders and the plan of distribution may be provided in one or more supplemental prospectuses.

         3M will bear all costs, expenses and fees in connection with the registration of the

Shares. The selling stockholders will bear all commissions and discounts, if any, attributable to the sales of the Shares.

                              SELLING STOCKHOLDERS

         The following table sets forth the number of Shares owned by the selling stockholders. In the past three years, none of the selling stockholders has had a material relationship with 3M. No estimate can be given as to the number of Shares that will be held by the selling stockholders after completion of this offering because the selling stockholders may offer all or some of the Shares and because the selling stockholders have advised us that there currently are no agreements, arrangements or understandings with respect to the sale of any of the Shares. The Shares covered by this prospectus may be offered from time to time by the selling stockholders named below.


------------------------------------------------------------------------------------------------------
SELLING STOCKHOLDERS                                        SHARES                  SHARES WHICH
                                                            BENEFICIALLY            MAY BE SOLD
                                                            OWNED PRIOR TO          PURSUANT TO THIS
                                                            THE OFFERING (1)        PROSPECTUS (2)
------------------------------------------------------------------------------------------------------
Richard L. Fowler & Joyce E. Fowler Jt. Ten.                        125,010             125,010
------------------------------------------------------------------------------------------------------
Joyce E. Fowler TTEE Richard L. Fowler Grantor Retained
Annuity Trust                                                        13,890              13,890
------------------------------------------------------------------------------------------------------
Gregory Lampe & Marleen Lampe Jt. Ten.                              138,900             138,900
------------------------------------------------------------------------------------------------------
TOTAL                                                               277,800             277,800
------------------------------------------------------------------------------------------------------

(1) Represents beneficial ownership of less than one percent of 3M's outstanding capitalization.

(2) The registration statement of which this prospectus forms a part also shall cover any additional shares of our common stock which become issuable in connection with the Shares by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of 3M's outstanding shares of common stock.


                                  LEGAL MATTERS

         Gregg M. Larson, who is our Assistant General Counsel, or another one of our lawyers, will issue an opinion about the validity of the Shares offered in this prospectus, as well as other relevant legal matters. Mr. Larson beneficially owns, or has options to acquire, a number of shares of our common stock, which represents less than 1% of the total outstanding common stock.


                                     EXPERTS

         The audited financial statements incorporated into this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2001 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in auditing and accounting.

INDEPENDENT ACCOUNTANTS

         With respect to our unaudited interim financial information for the three-month periods ended March 31, 2002 and 2001 and the three- and six-month periods ended June 30, 2002 and 2001, incorporated by reference in this prospectus, PricewaterhouseCoopers LLP have reported that they have applied limited procedures in accordance with professional standards for a review of such information. However their separate reports dated April 22, 2002 and July 22, 2002 incorporated by reference herein, state that they did not audit and they do not express an opinion on that unaudited interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. PricewaterhouseCoopers LLP is not subject to the liability provisions of Section 11 of the Securities Act for their report on the unaudited interim financial information because that report is not a "report" or a "part" of the registration statement prepared or certified by PricewaterhouseCoopers LLP within the meaning of Sections 7 and 11 of the Securities Act.

         WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE A STATEMENT THAT DIFFERS FROM WHAT IS IN THIS PROSPECTUS. IF ANY PERSON DOES MAKE A STATEMENT THAT DIFFERS FROM WHAT IS IN THIS PROSPECTUS, YOU SHOULD NOT RELY ON IT. THIS PROSPECTUS IS NOT AN OFFER TO SELL, NOR IS IT SEEKING AN OFFER TO BUY, THESE SECURITIES IN ANY STATE IN WHICH THE OFFER OR SALE IS NOT PERMITTED. THE INFORMATION IN THIS PROSPECTUS IS COMPLETE AND ACCURATE AS OF ITS DATE, BUT THE INFORMATION MAY CHANGE AFTER THAT DATE.


                               ------------------

                                TABLE OF CONTENTS

--------------------------------------------------------------------------------
                                                                      Page
--------------------------------------------------------------------------------
The Company                                                            3
--------------------------------------------------------------------------------
Risk Factors                                                           4
--------------------------------------------------------------------------------
Where You Can Find Additional Information                              5
--------------------------------------------------------------------------------
Use of Proceeds                                                        7
--------------------------------------------------------------------------------
Plan of Distribution                                                   7
--------------------------------------------------------------------------------
Selling Stockholders                                                   9
--------------------------------------------------------------------------------
Legal Matters                                                          9
--------------------------------------------------------------------------------
Experts                                                                9
--------------------------------------------------------------------------------




                                   3M COMPANY

                                 277,800 SHARES
                                 OF COMMON STOCK

                                   PROSPECTUS
                                AUGUST [ ], 2002

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

         The following table sets forth the estimated expenses in connection with the offering described in this registration statement.

         SEC registration fee....................................     $  3,174
         Legal fees and expenses.................................       10,000
         Auditors' fees and expenses.............................        3,000
         Miscellaneous expenses..................................        5,000
                  TOTAL..........................................     $ 21,174

Item 15. Indemnification of Directors and Officers.

         Our Certificate of Incorporation eliminates the liability of directors to the fullest extent permitted by the General Corporation Law of the State of Delaware, which currently permits a corporation to eliminate the liability of a director for monetary damages for breach of the duty of care, subject to appropriate stockholder approval. In addition, our Bylaws contain provisions entitling directors, officers, and employees to indemnification to the fullest extent permitted by current Delaware law.

Item 16. Exhibits.

     Exhibit  Description
       No.
       2.1 Asset Purchase Agreement between 3M Company and Emulsion Technologies, Inc.
       5.1 Opinion of Gregg M. Larson, Assistant General Counsel of 3M as to the legality of the securities being registered and consent to the use of the opinion in this registration statement.
       15 Awareness Letter of PricewaterhouseCoopers LLP (regarding interim financial information)
              Consents of counsel and experts:
       23.1   Gregg M. Larson (included in opinion filed as Exhibit 5.1)
       23.2   PricewaterhouseCoopers LLP
       24.1   Powers of Attorney

Item 17.  Undertakings.

       (a)    The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                     (i) To include any prospectus required by Section 10(a)(3)
              of the Securities Act of 1933;

                     (ii) To reflect in the prospectus any facts or events
              arising after the effective date of the registration statement, or the most recent post-effective amendment thereof, which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                     (iii) To include any material information with respect to
              the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

       provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

       (d)    The undersigned Registrant hereby undertakes that:

                     (1) For purposes of determining any liability under the
              Securities Act of 1933, the information omitted from the form of the prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                     (2) For the purposes of determining any liability under the
              Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, and State of Minnesota, on the 15th day of August, 2002.

                           3M COMPANY

                           By  /s/ Gregg M. Larson
                               -------------------
                           Name: Gregg M. Larson
                           Title: Assistant General Counsel and Secretary

     Pursuant to the requirements of the Securities Act of 1993, as amended, this registration statement has been signed by the following persons in the capacities and on the dates as indicated.

                Signature                                      Title
                ---------                                      -----

                   *                       Chairman of the Board, Chief
--------------------------------------     Executive Officer and Director
W. James McNerney, Jr.

                   *                       Senior Vice President and Chief
--------------------------------------     Financial Officer (Principal
Patrick D. Campbell                        Financial and Accounting Officer)

                   *                       Vice President and Controller
--------------------------------------
Ronald G. Nelson

                   *                                  Director
--------------------------------------
Linda G. Alvarado

                   *                                  Director
--------------------------------------
Edward A. Brennan

                   *                                  Director
--------------------------------------
Vance D. Coffman

                   *                                  Director
--------------------------------------
Edward M. Liddy

                   *                                  Director
--------------------------------------
Aulana L. Peters

                   *                                  Director
--------------------------------------
Rozanne L. Ridgway

                   *                                  Director
--------------------------------------
Kevin W. Sharer

                   *                                  Director
--------------------------------------
Louis W. Sullivan

* By:  /s/ Gregg M. Larson
       -------------------
       Gregg M. Larson
       Attorney-in-fact
       Date:  August 15, 2002

                                INDEX TO EXHIBITS

     EXHIBIT  EXHIBIT TITLE
       NO.
       2.1 Asset Purchase Agreement between 3M Company and Emulsion Technologies, Inc.

       5.1 Opinion of Gregg M. Larson, Assistant General Counsel of 3M as to the legality of the securities being registered and consent to the use of the opinion in this registration statement.

       15 Awareness Letter of PricewaterhouseCoopers LLP (regarding interim financial information)

              Consents of counsel and experts:

       23.1   Gregg M. Larson (included in opinion filed as Exhibit 5.1)

       23.2   PricewaterhouseCoopers LLP

       24.1   Powers of Attorney